UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report June 22, 2016

Commission File Number:   001-37464

Cemtrex Inc.

(Exact name of small business issuer as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

30-0399914
(IRS Employer Identification No.)

19 Engineers Lane, Farmingdale, New York 11735
(Address of principal executive offices)

(631) 756-9116
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

In a press release issued on June 22, 2016 Cemtrex Inc. (“Cemtrex” the “Company”) announced that its Board of Directors has approved a new share repurchase authorization for the Company’s common stock, under which the Company may repurchase up to one million of its outstanding shares over the next twelve months, depending on market conditions.

Under the stock repurchase program, Cemtrex may repurchase shares in open-market purchases in accordance with all applicable securities laws and regulations. The extent to which Cemtrex repurchases its shares, and the timing of such repurchases, will depend upon a variety of factors, including market conditions, regulatory requirements and other corporate considerations, as determined by Cemtrex’s management team. The repurchase program may be suspended or discontinued at any time.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Exhibit Title
99.1	Press release issued by Cemtrex, Inc. on June 22, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cemtrex Inc.

Date: June 22, 2016	By:	/s/ Saagar Govil
Name: Saagar Govil Title: CEO